UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2024
Sprinklr, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40528	45-4771485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 9th Avenue 12th Floor New York, New York		10001
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common stock, par value $0.00003 per share	CXM	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.
On June 5, 2024, Sprinklr, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended April 30, 2024. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
The information contained in this report, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission (the "SEC") made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.
On June 3, 2024, the Board of Directors of the Company authorized the Company to amend its existing stock repurchase program to purchase an additional $100 million of shares of the Company’s outstanding Class A common stock, up to a maximum of $300 million shares of Class A common stock, inclusive of shares of Class A common stock already purchased (the “Updated Stock Repurchase Program”). Under the Updated Stock Repurchase Program, the Company intends to repurchase shares through open market purchases at prevailing market prices or in negotiated transactions off the market, including, without limitation, accelerated share repurchase transactions, collared accelerated share repurchase transactions, volume weighted average purchase prepaid share forward transactions and similar arrangements, in accordance with applicable federal securities laws, including Rule 10b-18 of the Exchange Act. The Company intends to complete the Updated Repurchase Program by January 31, 2025, dependent on market conditions.
Repurchases of the Company’s outstanding Class A common stock under the Updated Stock Repurchase Program shall be effected pursuant to a written trading plan under Rule 10b5-1 of the Exchange Act. Adopting a trading plan that satisfies the conditions of Rule 10b5-1 will allow the Company to repurchase its shares at times when it might otherwise be prevented from doing so due to self-imposed trading blackout periods or pursuant to insider trading laws. Under any Rule 10b5-1 trading plan, the Company’s third-party broker would have authority to purchase the Company's Class A common stock in accordance with the terms of the plan, subject to SEC regulations regarding certain price, market, volume and timing constraints.
The Company cannot predict when or if it will repurchase any shares of its outstanding Class A common stock as its use of Updated Stock Repurchase Program will depend on a number of factors, including constraints specified in any Rule 10b5-1 trading plans, price, general business and market conditions, and alternative investment opportunities. Information regarding share repurchases will be available in the Company’s future periodic reports on Forms 10-Q and 10-K filed with the SEC as required by the applicable rules of the Exchange Act.
This report contains forward-looking information, as that term is defined under the Exchange Act, including information regarding purchases by the Company of its Class A common stock pursuant to any Rule 10b5-1 trading plans. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of the Company’s Class A common stock; adverse developments affecting either or both of prices and trading of exchange-traded securities, including securities listed on the New York Stock Exchange; and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of the Company. The Company does not undertake to update any forward-looking statements or information, including those contained in this report.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press Release dated June 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2024	Sprinklr, Inc.

	By:	/s/ Manish Sarin
Manish Sarin
Chief Financial Officer